[TYPE] EX-99.B11
    [DESCRIPTION] EXH 11 to Form N-1A Consent of Accountants

                       Consent



         We hereby consent to the use of our name by the Staar Investment Trust, in the Prospectus dated
    September 21, 1998, as auditors and accountants.

    Date: September 3, 1997            CARSON & CO.





                                  By: Terrance Carson